Exhibit 99.1


                Cherokee International Reports Second
                    Quarter 2007 Financial Results


    TUSTIN, Calif.--(BUSINESS WIRE)--Aug. 14, 2007--Cherokee
International Corporation (NASDAQ:CHRK), a leading designer and manufacturer of power supplies, today announced its financial results for the second quarter ended July 1, 2007.

    Net sales for the second quarter of 2007 were $29.6 million, down 23% compared to $38.3 million for the second quarter of 2006.
Sequentially, net sales for the second quarter 2007 were down $0.4 million or 1% when compared to $30.0 million for the first quarter of 2007.

    Net loss for the second quarter of 2007 was $1.7 million, or $0.09 per diluted share, compared to net income of $0.4 million, or $0.02 per diluted share, for the second quarter a year ago. The net loss was $0.4 million less sequentially than the $2.0 million net loss or $0.10 per diluted share in the first quarter of 2007.

    Gross profit for the second quarter was $5.6 million, down 32% compared to $8.1 million for the same period in 2006, and down 3% sequentially from the first quarter of 2007. Gross margin of 19% for the second quarter 2007 was down from the 21% realized in the second quarter of 2006 and flat from 19% sequentially in the first quarter of 2007.

    Operating expenses were $8.1 million for the second quarter 2007 compared to $7.1 million for the second quarter of 2006, and $7.8 million for the first quarter of 2007. As a percentage of sales, operating expenses were 27% compared to 19% in the same quarter of 2006 and 26% sequentially for the first quarter of 2007.

    "With our current backlog of $47.6 million, and over 45 designs coming out of our engineering teams, we anticipate a stronger second half of 2007," said Jeffrey M. Frank, Cherokee's President and Chief Executive Officer.

    For the six months ended July 1, 2007, net sales totaled $59.6 million, compared to $74.4 million for the same period in 2006. Net loss for the six months ended July 1, 2007 was $3.7 million, or $0.19 per diluted share, compared to net income of $1.2 million, or $0.06 per diluted share loss for the six months ended July 2, 2006.

    Conference Call Information

    The senior management of Cherokee will hold a conference call on Tuesday, August 14, 2007 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the quarter in more detail. This conference call will be webcast live and can be accessed from Cherokee's website at www.cherokeepwr.com.

    Investors who prefer to dial into the conference may call
866-288-0542 or 913-312-6669 for International callers. The passcode for both is 8744951. Please call in 10 minutes before the start of the call.

    A telephone replay will be available shortly after the live call. The replay number in the U.S. is 888-203-1112, and 719-457-0820 for International callers. Passcode for the telephone replay is 8744951. The telephone replay will be available through August 18, 2007.

    About Cherokee International

    Cherokee International designs, manufactures and markets high-reliability custom and standard switch-mode power supplies for datacom, telecom, medical and process-control applications. With advanced manufacturing facilities and engineering expertise located worldwide, Cherokee applies a customer-focused approach to provide high-reliability power products to manufacturers, reducing time to market. As the leading provider of custom-designed power sources, Cherokee also delivers a complete range of standard and modified-standard AC/DC power supplies, AC/DC rectifiers and power shelves, and DC/DC converters. Cherokee International headquarters are at 2841 Dow Ave, Tustin, California 92780 and can be reached at 714 544 6665. European operations are at Boulevard de l'Europe 131, 1301 Wavre, Belgium and can be reached at +32 10 438 510. Cherokee International (China) Power Supply Ltd. is located at 1353 Chenqiao Road, Shanghia Fengpu Industrial Park Shanghai, 201401 China and can be reached at 021 6710 8910. Additional information about the Company and its products is available at http://www.cherokeepwr.com.

    Safe Harbor Statement

    Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words "believe," "anticipate," "intend," "estimate," "expect" and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) changes in general economic and business conditions, domestically and internationally, (2) reductions in sales to, or the loss of, any of the Company's significant customers or in customer capacity generally, (3) changes in the Company's sales mix to lower margin products, (4) increased competition in the Company's industry, (5) disruptions of the Company's established supply channels, (6) the Company's level of debt and restrictions imposed by its debt agreements, and (7) the additional risk factors identified in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, even though the Company's situation may change in the future.



                  CHEROKEE INTERNATIONAL CORPORATION
           Condensed Consolidated Statements of Operations
               (In Thousands, Except Per Share Amounts)
                             (Unaudited)

                                  Three Months Ended Six Months Ended
                                  ------------------ -----------------
                                   Jul 1,    Jul 2,   Jul 1,   Jul 2,
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------

Net sales                          $29,574  $38,314  $59,594  $74,411
Cost of sales                       24,023   30,179   48,326   57,760
                                  --------- -------- -------- --------
   Gross profit                      5,551    8,135   11,268   16,651
                                  --------- -------- -------- --------
Operating Expenses:
   Engineering and development       2,837    2,323    5,479    4,643
   Selling and marketing             1,873    1,708    3,737    3,021
   General and administrative        3,380    3,060    6,517    6,064
   Restructuring costs                 (38)       -      155        -
                                  --------- -------- -------- --------
   Total operating expenses          8,052    7,091   15,888   13,728
                                  --------- -------- -------- --------
   Operating income (loss)          (2,501)   1,044   (4,620)   2,923

Interest expense                      (692)    (657)  (1,377)  (1,354)
Gain on sale of Mexico Facility
 building                              430        -      430        -
Other income, net                      152      101      314      192
                                  --------- -------- -------- --------
Income (loss) before income taxes   (2,611)     488   (5,253)   1,761
Provision (benefit) for income
 taxes                                (958)     136   (1,578)     582
                                  --------- -------- -------- --------
Net income (loss)                  $(1,653) $   352  $(3,675) $ 1,179
                                  ========= ======== ======== ========

Net income (loss) per share:
   Basic                           $ (0.09) $  0.02  $ (0.19) $  0.06
   Diluted                         $ (0.09) $  0.02  $ (0.19) $  0.06

Weighted average shares
 outstanding:
   Basic                            19,359   19,292   19,350   19,276
   Diluted                          19,359   19,372   19,350   19,324




                  CHEROKEE INTERNATIONAL CORPORATION
                Condensed Consolidated Balance Sheets
                            (In Thousands)
                             (Unaudited)



                                                 Jul 1,   December 31,
                                                  2007        2006
                                               ---------- ------------
ASSETS

Current Assets:
Cash and cash equivalents                      $   6,624  $     8,881
Accounts receivable, net                          23,672       27,403
Inventories, net                                  33,398       29,991
Prepaid expenses and other current assets          1,872        2,503
                                               ---------- ------------
   Total current assets                           65,566       68,778

Property and equipment, net                       19,184       19,888
Deposits and other assets                          1,406        1,376
Deferred financing costs, net                        151          216
Deferred income taxes-long term portion              325          318
Goodwill                                           6,317        6,317
                                               ---------- ------------
                                               $  92,949  $    96,893
                                               ========== ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable                               $  14,414  $    13,944
Accrued liabilities                                2,975        4,968
Accrued compensation and benefits                  7,111        7,882
Accrued restructuring costs                          463          879
Borrowings under revolving line of credit          1,307            -
                                               ---------- ------------
   Total current liabilities                      26,270       27,673

Long-term debt                                 $  24,485  $    24,485
Long-term debt payable to affiliates              22,145       22,145
                                               ---------- ------------
   Total long-term debt                           46,630       46,630

Other long-term obligations                    $   6,987  $     6,715

Common stock                                   $      19  $        19
Paid-in capital                                  185,373      184,813
Accumulated deficit                             (173,025)    (169,373)
Accumulated other comprehensive income               695          416
                                               ---------- ------------
                                                  13,062       15,875
                                               ---------- ------------
   Net stockholders' equity                    $  92,949  $    96,893
                                               ========== ============



    CONTACT: Cherokee International Corporation
             Lin Fox, Chief Financial Officer, 714-508-2043 lin.fox@cherokeepwr.com or
             Ann Jones, Investor Relations, 714-227-0391 info@cherokeepwr.com